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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
FORM S-8
Registration Statement
Under
The Securities Act of 1933, as amended.

VMH VIDEOMOVIEHOUSE.COM INC.
(Exact name of registrant as specified in charter.)

BRITISH COLUMBIA	Not Applicable
(State of other jurisdiction or organization)	(I.R.S. Employer of incorporation Identification Number)

#14 - 34368 Manufacturer's Way
Abbotsford, British Columbia
Canada V2S 7M1
(604) 852-1806
(Address and telephone of executive offices, including zip code.)

THE VMH VIDEOMOVIEHOUSE.COM INC.
2003 NONQUALIFED STOCK OPTION PLAN

Steven Gaspar, President
VMH VideoMovieHouse.com Inc.
#14 - 34368 Manufacturer's Way
Abbotsford, British Columbia
Canada V2S 7M1
(604) 913-9035
(Name, address and telephone of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of		Aggregate Proposed	Proposed Maximum
Securities to be	Amount to be	Maximum Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit/Share	Price [2]	Registration Fee [1]

Common Shares, no par value, issuable upon exercise of stock options by Grantees	15,000,000	$0.03	$300,000	$100.00

Totals	15,000,000	$0.03	$300,000	$100.00

[1]     Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were originally registered on a a registration statement on Form S-8 filed with the Securities and Exchange Commission on

[2]     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table we have used the average of the closing bid and asked prices reported on the Pink Sheets on September 7, 2004.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO
GENERAL INSTRUCTIONS E

This registration statement on Form S-8 registers 10,000,000 additional shares of common stock for issuance under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-106444) filed by the Registrant with the Securities and Exchange Commission on June 26, 2003.

ITEM 8.     EXHIBITS.

Exhibit No.	Description

5.1	Opinion of Conrad C. Lysiak, regarding the legality of the securities registered under this Registration Statement.
10.1	Amended and Restated 2003 Nonqualified Incentive Stock Option Plan.
15.1	Letter of Unaudited Interim Financial Information.
23.1	Consent of Williams & Webster, P.S., independent certified public accountants.
23.2	Consent of Conrad C. Lysiak, Attorney at Law.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on the 7th day of October 2004.

VMH VIDEOMOVIEHOUSE.COM INC.

BY:	/s/ Steven Gaspar
Steven Gaspar, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer, and member of the Board of Directors